Exhibit 10.1
AMENDMENT NUMBER THREE
TO THE
L3HARRIS RETIREMENT SAVINGS PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Retirement Savings Plan, as amended and restated effective January 1, 2024 (the "Plan");

WHEREAS, pursuant to Section 17.1 of the Plan, the Employee Benefits Committee of L3Harris (the “Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Committee has delegated certain of such amendment authority to the head of global benefits of L3Harris (currently, the Senior Director, Global Benefits, Global Total Rewards) (the “Head of Global Benefits”); and

WHEREAS, the Head of Global Benefits desires to amend the Plan to provide for the automatic enrollment of part-time, temporary, intern and co-op employees if such employees do not make affirmative deferral elections at the time of hire.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of August 5, 2024, as follows:

1.The definition of “Full-Time Employee” set forth in Article 2 hereby is deleted.

2.Section 3.2(b) hereby is amended in its entirety to read as follows:

(b) Deemed Election. Except as otherwise provided in a Schedule or an Appendix for a specified group of Employees, a Participant who does not at the time and in the manner prescribed by the Administrative Committee elect otherwise (including for this purpose a reemployed Eligible Employee who does not elect otherwise following the Eligible Employee’s reemployment date) shall be deemed to have elected to make pre-tax contributions to the Plan each payroll period at the rate of 6% of the Participant’s Compensation for such payroll period and to have authorized the Participant’s Employer to reduce his or her Compensation by the amount thereof. Any deemed election described in this Section 3.2(b) shall be effective only with respect to Compensation not currently available to the Participant as of the effective date of the deemed election and shall be effective thirty-five (35) days following the date that the Participant first performs an Hour of Service, or as soon as administratively practicable thereafter.

This Section 3.2(b) shall not apply to an Employee hired prior to August 5, 2024 who at the time of hire (i) was scheduled by an Employer to regularly work fewer than 30 hours per week or (ii) was designated on Employer payroll records as a temporary employee, intern, or co-op employee.

Exhibit 10.1
3.The phrase “deemed elections to participate in the Plan by Full-Time Employees” hereby is replaced with “deemed elections to participate in the Plan” each time it appears in the Plan.

APPROVED by the HEAD OF GLOBAL BENEFITS on this 24th day of July, 2024.

                            /s/ Allison Once
Allison Oncel

SIGNATURE PAGE TO AMENDMENT NUMBER THREE
TO L3HARRIS RETIREMENT SAVINGS PLAN